Exhibit 10.1 Short Term Incentive Program (STIP) Plan Provision Terms of the Plan Program Participation . Section 16 Officers . All exempt, non-exempt and hourly employees eligible for variable compensation Financial Objectives . Corporate – Adjusted EBITDA, Cash Flow, Adjusted EPS . Division – Adjusted EBITDA, Cash Flow Non-Financial Objectives . For both Corporate and Divisions includes Safety and Environmental objectives Weighting . Corporate – Adjusted EBITDA (50%); Cash Flow (15%); Adjusted EPS (15%); Non-Financial (20%) . Divisions – Adjusted EBITDA (65%); Cash Flow 15%); Non-Financial (20%) Target Setting . Adjusted EBITDA Target set by averaging prior year actual performance and current year budget . Cash Flow Target is equal to current year budget . Adjusted EPS Target is set by averaging prior year actual performance and current year budget Leverage . Threshold – 75% . Maximum – 125% . No individual award may exceed 200% of target (applies to all participants including Officers) Financial Objectives Payouts . Financial Objectives – at Threshold payout is 50%; . Below Threshold payout is Zero. . If Adjusted EBITDA is less than Threshold, all financial payouts are discretionary . Payout at Maximum is 200% . Payouts scale down 2.0% for every 1% below target; Scale up 4.0% for every 1% above target Non-Financial Objectives Payouts . Payout on achievement of Non-Financial Objectives is independent of performance on Financial Objectives.

Short Term Incentive Program (STIP) Financial Objectives Payout Scale (Example) Target Achievement Payout Percentage Below 75% . 0% 75% . 50% 80% . 60% 85% . 70% 90% . 80% 95% . 90% 100% .100% 105% .120% 110% .140% 115% .160% 120% .180% 125% .200% Note: This scale will be applied to each financial objective independently. However, if Adjusted EBITDA is less than Threshold (75% of Target), then all financial payouts are discretionary with the Compensation Committee.